SECURITIES AND EXCHANGE COMMISSION


                                 WASHINGTON, DC
                                      20549





                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 25, 1998
                        (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                      0-19066                       13-3591193
(State or other jurisdiction of    (Commission                 (I.R.S. Employer
incorporation or organization)     File Number)                  Identification
                                                                      Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000

Item 5.   Other Events

     On February 25, 1998, Insignia Financial Group, Inc. (the "Company" or "Insignia"), completed the acquisition of 100% of the stock of Richard Ellis Group Limited ("Richard Ellis"). Richard Ellis, located in the United Kingdom, is a leading real estate services and investment company with management of more than 20 million square feet of commercial space. In 1997, Richard Ellis completed more than 12.5 million square feet of transactions and sold more than $2.4 billion of major properties.

     The acquisition of Richard Ellis is valued at $81.5 million, including approximately $24 million in Class A Common Stock of the Company and options to purchase Class A Common Stock. Approximately $14.7 million of the purchase price is contingent upon future performance measures. The remainder of the purchase price is payable in cash obtained from borrowings on the Company's revolving credit facility.


Item 7.  Financial Statements and Exhibits

          (c) Exhibits

                  Exhibit No.

                      99.1   Press Release dated February 26, 1998

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                                         INSIGNIA FINANCIAL GROUP, INC.



                                    By:  /s/Adam B. Gilbert
                                    -----------------------------------------
                                         Adam B. Gilbert
                                         General Counsel



Date:  March 23, 1998